			Exhibit 99.1
	2004 Base Salary		2005 Base Salary
Name and principal position	($)		($)
William R. Nuti	1,000,002		(a )
President and Chief
Executive Officer
Mark T. Greenquist	465,005		465,005
Senior Vice President—
Chief Financial Officer
Todd A. Abbott	410,000	(b)	430,020
Senior Vice President—
Worldwide Operations
Todd G. Hewlin	385,029		410,010
Senior Vice President—
Global Products Group
John G. Bruno	385,008	(b)	410,010
Senior Vice President—
Corporate Development

(a) To be determined at February 2005 meeting of the Compensation Committee.

(b)	Messrs. Abbott and Bruno received base salary increases in August 2004 and March 2004, respectively, in recognition of increased responsibilities within their positions.